Exhibit 10.29

                                   AMENDMENT 2
                                     to the
                             Shareholders Agreement

      This Amendment 2 (the "Amendment") to the Shareholders Agreement executed between Ambient Corporation (the "Company") and Bernard Wolff ("Bernie") and dated 31 December 1999, as amended (the "Agreement"), is effective as of August 10, 2000 (the "Effective Date").

                               W I T N E S S E T H

      WHEREAS, the Parties have agreed to amend and modify certain terms of the Agreement and

      Now Therefore, in consideration of the mutual promises contained herein, the Parties agree as follows:

1. All terms of the Agreement not specifically amended as hereinafter set forth shall remain in full force and effect. Upon the effectiveness of this Amendment No. 2 to the Agreement, all references to the "Agreement" shall include and be deemed to refer to the Amended Agreement.

2. A Section 2.1.1 shall be added as follows:

      Michael Braunold is hereby irrevocably designated as Ambient's designee to the Board continuously and during such times as Ambient is a holder of all or a portion of the Proportionate Share. In the event of the disability of Michael Braunold as defined in the Company's Articles of Association, Ambient shall have the right to appoint an alternative to act as Chairman of the Board in accordance with the Articles of Association.

3. Section 2.2 is deleted in full and the following shall be substituted therefor:

      Michael Braunold is hereby irrevocably appointed by Ambient Corporation as the Chairman of the Board of the Company.

      Bernie is hereby appointed as Chief Executive Officer/ General Manager of the Company.

4. Section 2.9 shall be added as follows:

      Ambient hereby irrevocably constitutes and appoints Michael Braunold, with full power of substitution, attorney and proxy to vote all the shares of the Company held by Ambient in all Company shareholder meetings continuously and during such times as Ambient is a holder of all or a portion of the Proportionate Share. In the exercise of the proxy Michael Braunold shall be entitled to exercise his judgment and discretion. In furtherance hereof, Ambient shall, as requested by any party hereto or Michael Braunold from time to time or otherwise required form time to time, deliver to Michael Braunold its irrevocable proxy without

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      restrictions or limitation for specific shareholder meetings.

5. Section 8.16 shall be added as follows:

      Severability. If one or more provisions of this Agreement are held to be unenforceable under applicable law, such provision shall be excluded from this Agreement and the balance of the Agreement shall be interpreted as if such provision were so excluded and shall be enforceable in accordance with its terms.

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

Ambient Corporation


s/ Michael Braunold            s/ Bernie Wolff
----------------------         --------------------------
by:                            Bernie Wolff

Kliks.com Ltd.


s/ Bernie Wolff
----------------------